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                                                                   Exhibit 21.1

                             Subsidiaries of the Registrant
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Name                                                     Jurisdiction of
----                                               Incorporation/Organization
                                                   --------------------------
1.    Coach Stores Puerto Rico, Inc.               Delaware
2.    Coach Leatherware Int'l, Inc. (Del.)         Delaware
            P.R. 936 Company
3.    Coach Europe Services S.r.l.                 Italy
4.    Coach Firenze S.r.l.                         Italy
5.    Coach U.K. Ltd.                              United Kingdom
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